Exhibit 10.1
THE HOME DEPOT, INC.
    NONEMPLOYEE DIRECTOR
    RESTRICTED STOCK AWARD
([DATE] award; [NUMBER] shares)

This Restricted Share Award (the “Award”) is made as of the __ day of ___ 202_ (the “Grant Date”) by THE HOME DEPOT, INC., a Delaware corporation (the “Company”) to [NAME] (“Director”).

W I T N E S S E T H:

WHEREAS, the Company has adopted The Home Depot, Inc. Omnibus Stock Incentive Plan, as amended and restated May 19, 2022 (the “Plan”), which is administered by the Leadership Development and Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, Director is a member of the Board of Directors (the “Board”) eligible to receive grants of Awards under the Plan; and

WHEREAS, the Board has approved the grant of this Award to Director under the terms of the Plan as Director’s annual stock retainer for service on the Board and to promote Director’s long-term interests in the success of the Company; and

WHEREAS, to comply with the terms of the Plan, the Company herein sets forth the terms of such award in writing, as follows;

1.    Restricted Stock Award. The Company hereby grants to Director [NUMBER] shares of the $.05 par value common stock of the Company (“Shares”), subject to the conditions set forth herein (“Restricted Shares”). The Restricted Shares will vest and become transferrable, subject to the Company’s insider trading policy and applicable stock ownership guidelines, on the next annual meeting of shareholders (the “Vesting Date”), provided, however, that if Director ceases to be a member of the Board prior to the Vesting Date for any reason other than: (i) retirement from Board service during or after the calendar year in which he or she attains age 72, death or total disability; or (ii) ceasing to be a member of the Board following a Change in Control of the Company, then the Restricted Shares will be immediately forfeited.

2.    Certain Definitions. For purposes of this Award, (i) Director shall be considered to have retired if he or she ceases to be a member of the Board during or after the calendar year in which he or she attains age seventy-two (72); (ii) disability shall have the meaning set forth in Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder; (iii) Change in Control shall have the meaning set forth in the Plan, provided that an event shall constitute a Change in Control only if it also constitutes a “change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets,” within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations thereunder; and (iv) Director shall be considered to have ceased to be a member of the Board on the date he or she incurs a “separation from service” as defined under Code Section 409A(a)(2)(A)(i) and the regulations thereunder.

For purposes of this Award, the Director or his or her beneficiary or estate shall be entitled to the Award upon the Director’s death or disability (as defined in Section 2.(ii) above, Director’s retirement as defined in Section 2(i) above, or in the event a Director ceases to be a member of the Board for any reason within six (6) months following the date of a Change in Control of the Company (as defined in Section 2.6 of the Plan).

3.    Establishment of an Account. Within a reasonable time after the Grant Date, the Company will instruct its broker to establish an account representing the Restricted Shares in your name effective as of the Grant Date, provided that the Company will retain control of such account until the Restricted Shares have become vested in accordance with this Award.

4.    Shareholder Rights. Upon the effective date of the account entry pursuant to Section 3. above, you will have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made available with respect to such shares. Notwithstanding the foregoing, any stock dividends or other in-kind dividends or distributions will be held by the Company until the related Restricted Shares have become vested in accordance with this Award and will remain subject to the forfeiture provisions applicable to the Restricted Shares to which such dividends or distributions relate.

5.Transferability. Except as otherwise provided herein, the Restricted Shares cannot be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner prior to the Vesting Date, whether by the operation of law or otherwise. [A Director may however, prior to the Vesting Date, but subject to the Company’s insider trading policy and applicable stock ownership guidelines, transfer the Restricted Shares, in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of a Director and/or his or her Family Members, a partnership or other entity in which all the beneficial owners are the Director and/or his or her Family Members, or any other entity affiliated with a Director that may be approved by the Committee, but no transfer may be (i) a transfer for value, or (ii) a transfer to a third-party financial institution.] Upon any attempt to do anything prohibited by this paragraph, the Restricted Stock will be immediately forfeited.

6.    Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Award, and, unless otherwise determined by the Committee, any fractions shall be rounded down to the nearest whole Share.

7.Plan Provisions. In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Unless the context otherwise requires, capitalized terms used in this Award shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Award and the Plan, the Plan shall control.

8.    Miscellaneous.

(a)    Limitation of Rights. The granting of this Award shall not give Director any rights to similar grants in future years or any right to be retained in the employ or service of the Company or to interfere in any way with the right of the Company to terminate Director's services at any time or the right of Director to terminate his or her services at any time.

(b)    Taxes. Director is responsible for all applicable federal, state and local income taxes (including taxes of any foreign jurisdiction) related in any way to the grant, loss of risk of forfeiture or vesting of the Restricted Shares including taxes owed on dividends paid with respect to such Award.

(c)    Nontransferability/Nonalienability. No rights of Director hereunder shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Except for certain permitted transfers described in Section 5. above, any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any Restricted Shares prior to the settlement thereof shall be void.

(d)    Code Section 409A Compliance. This Award is intended to comply with the requirements of Code Section 409A and shall be construed accordingly. The Company in its discretion may take any action it deems necessary to comply with the requirements of Code Section 409A, including amending this Award or delaying settlement of the Restricted Shares, without Director’s consent.

(e)    Limitation of Actions. Any lawsuit with respect to any matter arising out of or relating to this Award must be filed no later than one (1) year after the date that the Company denies the claim made by Director or any earlier date that the claim otherwise accrues.

(f)    Offset. Company may deduct from amounts otherwise payable under this Award all amounts owed by Director to Company and its affiliates to the maximum extent permitted by applicable law.

(g)    Controlling Law. This Award shall be governed by, and construed in accordance with, the laws of the State of Georgia (without giving effect to the choice of law principles), and any action arising out of or related thereto shall be brought in either the United States District Court for the Northern District of Georgia, Atlanta Division, or the Superior Court of Cobb County, Georgia.

(h)    Severability. If any term, provision, covenant or restriction contained in the Award is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Award shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

(i)    Construction. The Award contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(j)    Headings. Section and other headings contained in the Award are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Award or any provision hereof.

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